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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      -----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) September 27, 1999
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                                 LINDATECH INC.
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               (Exact name of registrant as specified in charter)


                                    DELAWARE
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                (State or other jurisdiction of incorporation)

         1-12021                                          13-3848652
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(Commission file number)                      (IRS employer identification no.)



          One World Trade Center, 87th Floor, New York, New York 10048
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                    (Address of principal executive offices)



Registrant's telephone number, including area code (212) 321-9531
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         (Former name or former address, if changed since last report)



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Item 5. Other Events.

     Linda Industries Pty Limited, an Australian corporation and the Registrant's wholly-owned subsidiary ("Linda"), was informed by its bank, the National Australia Bank Limited (the "Bank"), that because Linda had not reduced its outstanding indebtedness pursuant to the Overdraft and Multi-Option facilities dated February 9, 1999 between the Bank and Linda (the "Credit Agreement") by Australia $4,000,000 by September 24, 1999, the Bank pursuant to the Credit Agreement was requiring Linda to commence the process of selling the business of Linda to repay the outstanding indebtedness under the Credit Agreement. Linda has recently commenced such process. No assurances can be given when, if ever, the sales will occur or the terms of any such sale.

Item 6.  Registration of Registrant's Directors

     On September 27, 1999, Adrian D. Wischer, a Director and the Chief Executive Officer of the Company provided the Registrant with notice that he, effective as of such date, resigned as a Director of the Registrant. Mr. Wischer also gave the Company the required three (3) month notice pursuant to his employment agreement that he will be terminating his employment contract with the Company.



                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          LINDATECH INC.
                                          (Registrant)


Dated: September 30, 1999                 By: /s/ Adrian D. Wischer
                                              -------------------------
                                                  Adrian D. Wischer
                                                  President and CEO